Exhibit 99.1

GENERAL DYNAMICS

3190 Fairview Park Drive Falls Church, VA 22042-4523 www.generaldynamics.com	NEWS

June 7, 2002 Contact: Norine Lyons Tel 703 876 3190 Fax 703 876 3186 nlyons@generaldynamics.com

General Dynamics Appoints KPMG as Independent Accountant

FALLS CHURCH, Va. The board of directors of General Dynamics (NYSE:GD) has named KPMG as its independent public accountant, effective immediately. Arthur Andersen LLP has informed General Dynamics that it will no longer be able to provide the scope of services in the number of locations that the company requires.

“Arthur Andersen has been General Dynamics’ independent auditor since 1952, the year our company was incorporated,” said Nicholas D. Chabraja, General Dynamics chairman and CEO. “We appreciate their 50 years of service, and wish them well.”

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 52,000 people worldwide and had 2001 revenues of $12 billion. The company has leading market positions in mission-critical information systems and technologies, land and amphibious combat systems, shipbuilding and marine systems, and business aviation. More information about the company can be found at www.generaldynamics.com.